UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2008

FEDERAL HOME LOAN MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Freddie Mac

Federally chartered corporation	000-53330	52-0904874

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive McLean, Virginia	22102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 903-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On September 18, 2008, Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation) entered into a Lending Agreement with the U.S. Department of the Treasury (the “Treasury”). The Lending Agreement sets forth the terms under which Freddie Mac may, in accordance with the Federal Housing Finance Reform Act of 2008, borrow from and pledge collateral to the Treasury. A copy of the Lending Agreement is attached as Exhibit 10.1 to this report. The principal terms of the Lending Agreement are as follows:

The interest rate applicable to a loan under the Lending Agreement shall be the rate as established by the Treasury from time to time. Interest shall accrue from the day the loan is credited to the company’s account. In the event that all or a portion of a loan repayment amount is not paid when due, interest on the unpaid portion of the loan repayment amount shall be calculated at a rate 500 basis points higher than the applicable rate then in effect until the unpaid loan repayment amount is paid in full. As collateral and in consideration of the Treasury permitting Freddie Mac to borrow funds under the Lending Agreement, Freddie Mac has granted the Treasury a continuing security interest in the mortgage backed securities it pledges to secure the borrowed funds. The Lending Agreement shall terminate on December 31, 2009, but shall remain in effect as to any loan outstanding on that date.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

CONSERVATOR’S DETERMINATION RELATING TO 2008 ANNUAL INCENTIVE PLAN BONUS PAYMENTS AND LONG-TERM INCENTIVE AWARDS

As in prior performance years, Freddie Mac’s compensation of its executive officers with respect to performance year 2008 was to include three principal components: (i) base salary, (ii) annual cash bonuses, which are intended to motivate our executive officers to work effectively to achieve both our annual corporate performance objectives and their individual performance objectives and to reward them based on achievement against such objectives, and (iii) long-term incentive awards in the form of restricted stock units, which would comprise a significant portion of our executive officers’ compensation to ensure that their financial interests were well aligned with the long-term interests of our stockholders and enable us to motivate them to provide long-term service. A more complete description of the company’s compensation program is included in the company’s Form 10 registration statement, which was filed with the Securities and Exchange Commission (the “SEC”) on July 18, 2008.

The conservator has determined that no executive officer of Freddie Mac would be entitled to receive an annual cash bonus or long-term incentive award with respect to their performance during 2008, except for one executive officer who is not a named executive officer as identified in the company’s Form 10 registration statement and who will receive an award pursuant to a pre-conservatorship written agreement guaranteeing such award. As a result, the compensation arrangements of the company’s executive officers, including such named executive officers, have been materially modified.

CONSERVATOR’S DETERMINATION RELATING TO RETENTION PLAN AND 2009 ANNUAL COMPENSATION PLAN

On September 17, 2008, the conservator approved the broad framework for an executive officer retention program and compensation program while Freddie Mac is in conservatorship. These programs are based on three primary principles, as follows.

•	providing meaningful financial incentives utilizing an appropriate mix of service vested retention and performance based-pay for executive officers to remain at the company;

•	maintaining the existing framework of the annual compensation and performance management process, with appropriate modifications to achieve employee retention goals and linkage to achievement of performance goal(s); and

•	ensuring that total individual compensation under the retention program and under the 2009 compensation program is easily communicated and understood.

Retention Plan

Under the retention plan, all executive officers who are employed by Freddie Mac on or after September 1, 2008 are eligible to receive a cash retention award, but not all executive officers may actually receive an award. The pool from which we will pay the retention awards will be funded at an amount equal to 75% of the aggregate annualized 2008 bonus target amounts that previously had been established for these eligible employees. The amount actually paid to any individual as a retention award will vary significantly based on an assessment of the individual’s performance and the criticality to the company of the position that the individual holds. Under the terms of the retention plan, individual awards are permitted to range from 0% to 150% of the individual’s annualized 2008 target cash bonus that previously had been established for these eligible employees, and may only exceed 150% of the individual’s annualized 2008 target bonus if approved by the conservator.

The cash retention award will be payable in four installments, three of which will be paid if that executive officer remains employed by Freddie Mac on the payment date (each, a “service-based payment”) and one of which will be payable only if that executive officer continues to be employed by Freddie Mac and certain performance goal(s) approved by the conservator (a “performance-based payment”) are achieved. The aggregate cash retention award will be payable as follows: service-based payments of 20% in December 2008, 20% in August 2009, and 25% in December 2009, and the performance-based payment of 35% in March 2010.

2009 Annual Compensation Plan

Freddie Mac currently expects that the compensation of its executive officers for 2009 would consist of three principal components: (i) salary, (ii) cash bonuses under a plan that will continue to focus on both corporate and individual performance during 2009 against pre-established objectives, and (iii) long-term incentive deferred cash awards. The cash bonus target for performance during 2009 will be based on the cash bonus target that previously had been established for these employees, and the actual cash bonus will be payable in 2010. The amount of the long-term incentive deferred cash awards will be determined in early 2009 based on the 2008 long-term incentive targets that previously had been established for these employees, and will most likely vest over two years, with 50% of the award payable in early 2010 and the remaining 50% payable in 2011. The vesting of these awards will be based on certain performance goal(s). The performance goal(s) are expected to be established in late 2008 or at the beginning of 2009. While we are in conservatorship, the conservator retains the authority to approve both the terms of payment, and the amount of any payment, of salary, cash bonus, and long-term incentive deferred cash award to any executive officer of Freddie Mac.

Compensation of Chief Executive Officer

We have been advised by the conservator that the compensation arrangements for David M. Moffett, who became Freddie Mac’s Chief Executive Officer on September 7, 2008, have not been determined, including whether or not Mr. Moffett’s 2009 compensation will have the components described above under “2009 Annual Compensation Plan.” Pending a determination with respect to Mr. Moffett’s compensation arrangements, he is receiving a base salary at the rate of $900,000 per year.

ADOPTION BY FHFA OF CORRECTING AMENDMENTS TO INTERIM FINAL RULE RELATING TO GOLDEN PARACHUTE PAYMENTS

Effective September 23, 2008, FHFA has rescinded the portion of the interim final rule published in the Federal Register on September 16, 2008 that relates to indemnification payments. The Federal Register notice of FHFA’s action states that this portion of the rule will be subject to a separate rulemaking, which will be published for public comment in the near term. The portion of the interim final rule that addresses factors to be considered by the Director of FHFA in determining whether to prohibit or limit any golden parachute payment remains effective and available for comment.

Item 9.01.  Financial Statements and Exhibits

  (d)  Exhibits

The following exhibit is being filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1	United States Department of the Treasury Lending Agreement dated September 18, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ David M. Moffett

David M. Moffett
Chief Executive Officer

Date: September 23, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	United States Department of the Treasury Lending Agreement dated September 18, 2008